Exhibit 99.2

VIVAKOR UNLOCKS $59 MILLION IN DEBT REDUCTION AND IMPROVES
PROFITABILITY WITH STRATEGIC SALE OF NON-CORE BUSINESS UNITS

Focusing on Higher Margin and Growth Opportunities

DALLAS, TX / ACCESSWIRE / July 30, 2025 / Vivakor, Inc. (NASDAQ:VIVK) (“Vivakor” or the “Company”), an integrated provider of energy transportation, storage, reuse, and remediation services, has announced the sale of the non-core business units of Meridian Equipment Leasing, LLC, and Equipment Transport, LLC, subsidiaries of Vivakor Transportation, LLC, an indirect wholly-owned subsidiary of the Company.

“This transaction reflects Vivakor’s continued commitment to strategic realignment and disciplined financial management,” said James H. Ballengee, Chairman, President, and Chief Executive Officer. “With net consideration from the transaction of approximately $11 million and the elimination of approximately $59 million in debt, we are significantly improving our credit metrics and strengthening the Company’s capital structure. The transaction results in a modest increase in net equity due to the transfer of associated assets, reduces our overall risk profile and positions us to better focus on core, high-growth opportunities, with minimal impact on EBITDA.”

Through this transaction, Vivakor exits the produced water transportation sector and expects to realize meaningful annualized interest expense savings. The sale enables the Company to streamline operations and focus capital and management attention on higher margin business segments.

“Strategically, we are refocusing our efforts on expanding crude oil transportation, midstream infrastructure, and environmental remediation service, particularly those centered on reuse technologies,” added Ballengee. “This divestiture supports our ongoing objective to raise cash, reduce expenses, and accelerate the transition toward a more streamlined, capital efficient business model.”

Meridian Equipment Leasing, LLC and Equipment Transport, LLC collectively owned and operated a fleet of trucks and trailers dedicated to transporting oilfield produced water, primarily serving producers in the Permian and Eagle Ford Basins.

About Vivakor, Inc.

Vivakor, Inc. (NASDAQ:VIVK), is an integrated provider of energy transportation, storage, reuse, and remediation services. Vivakor’s strategy is to develop, acquire, accumulate, and operate assets, properties, and technologies in the energy sector. Its integrated trucking and facility assets provide crude oil transportation, gathering, storage, reuse, and remediation services under long-term contracts.

For more information, please visit our website: http://vivakor.com

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements may be identified but not limited by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, the expected transaction and ownership structure, the valuation of the transaction, the likelihood and ability of the parties to successfully and timely consummate planned acquisitions, the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Vivakor or the expected benefits of such transaction, our ability to maintain the listing of our securities on The Nasdaq Capital Market, the parties failure to realize the anticipated benefits of pending transactions, disruption and volatility in the global currency, capital, and credit markets, changes in federal, local and foreign governmental regulation, changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, and general economic conditions.

These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor’s filings with the U.S. Securities and Exchange Commission, which factors may be incorporated herein by reference. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Vivakor or the date of such information in the case of information from persons other than Vivakor, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Vivakor’s industries and markets are based on sources we believe to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Investor Contact:

Phone: (949) 281-2606

info@vivakor.com

SOURCE: Vivakor, Inc.